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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1999 Stock Plan, 1999 Director Option Plan and 2001 Employee Stock Purchase Plan of Phoenix Technologies Ltd. of our report dated October 17, 2001, with respect to the consolidated financial statements and schedule of Phoenix Technologies Ltd. included in its Annual Report (Form 10-K) for the year ended September 30, 2001, filed with the Securities and Exchange Commission.

                                     /s/ ERNST & YOUNG LLP


San Jose, California
May 9, 2002